THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

RUBY CREEK RESOURCES, INC.

BRIDGE NOTE DUE JANUARY 22, 2010

Note N-03 Dated: December 22, 2009

THIS NOTE is one of a duly authorized issue of Notes of Ruby Creek Resources ("Ruby Creek" or the "Company") designated as its Bridge Note (N-03) due January 22, 2010, in an aggregate principal amount not exceeding $75,000, (the " Note").

FOR VALUE RECEIVED, the Company promises to pay to purchaser or the registered holder hereof, Booha Family Partners, (the "Holder"), the principal sum of $75,000, on January 22, 2010 (the "Maturity Date"), and to pay interest on the principal sum outstanding from time to time in arrears on the Maturity Date, at the rate of 12% per annum and payable upon the Maturity Date. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate as the principal and be due on the date for the principal. Interest may be paid in the form of Common Stock, in whole or in part, at the sole election of the Holder, issued at the conversion rates of $0.125 described below in the amounts necessary to satisfy the outstanding interest amounts then due. The interest so payable will be paid on the Maturity Date to the Holder or assignee in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register"); provided, however, that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of Regulation D of the Securities Act of 1933, as amended, and that certain Subscription Agreement of even date herewith executed by the original Holder. The principal of, and interest on, this Note are payable in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Note on the Maturity Date, less any amounts required by law to be deducted, to the registered Holder of this Note as of the tenth day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such payment shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check less any amounts so deducted.

This Note is subject to the following additional provisions:

1. The funds due to the Company under this note shall be deposited by the Holder into an account designated by the Company.

2. The Company may not prepay this Note.

3. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"). Prior to due presentment for or transfer of this Note, the Company and any agent of the Company may treat the person or entity in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. In the event that any a merger, consolidation, reorganization, sale or transfer of all or substantially all, of the business and/or assets of the Company or more than fifty percent (50%) of the Company's voting capital stock, in one or a series of related transactions, (the "Reclassification Events") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to convert this Note and receive (in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of this Note) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of this Note.

Additionally, Holder of this Note shall receive a bonus of $7,500 of units at a price of $0.125 per unit (the "Units"). Each Unit shall be identical to the Units currently being offered by the Company and shall consist of one share of the Company's common stock and one warrant. Two warrants are required to purchase one share at an exercise price of $0.25 per share and the warrants shall be exercisable for two years from the date of issuance.

Additionally, Holder of this Note is entitled to purchase from the Company up to a total of 300,000 shares of common stock of the Company at an exercise price of $0.25 per share at any time and from the date hereof and through and including the date that is two (2) years from the date of issuance hereof.

In the event that the loan is not paid back in full on or before January 22, 2010, the Holder of this Note shall receive a late payment penalty bonus of $7,500 of Units at a price of $0.125 per unit.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the currency herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. This Note ranks ahead of all other

Notes now or hereafter issued under the terms set forth herein with respect to this Note offering *of up to $75,000.*

6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by Holder in review of this Note and in collection of any amount due under this Note.

8. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall default in the payment of principal or interest on this Note; or;

(b) Any of the representations or warranties made by the Company herein, in the documents delivered to the Holder dated as of December 22, 2009, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

(c) The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of three (3) days after notice from the Holder of such failure; or

(d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter, or

(g) Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand Dollars ($200,000) in aggregate shall be entered or filed

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against the Company or any of its properties or other assets and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such institution or the Company shall by any action or answer approve of, consent, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

(i) The Company shall have its Common Stock delisted from an exchange or over-the-counter market, without being relisted on a public exchange shortly thereafter.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

Upon an Event of Default, the Holder, at its sole discretion, may convert the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, into shares of the Company's Common Stock at a conversion price of $0.05 per share (the "Shares"). Such conversion shall be effectuated by surrendering the Note to be converted to the Company, with written notice attached to the Note executed by the Holder of the Note evidencing such Holder's intention to convert this Note, and accompanied, if required by the Company, by proper assignment hereof in blank. No fractional Shares or script representing fractional Shares will be issued on conversion, but the number of Shares issuable shall be rounded up to the nearest whole Share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Note, with the conversion notice duly executed, to the Company, or if earlier, the date set forth in such notice of conversion if the Note is received by the Company within five business days thereafter. In addition, upon an Event of Default which is not cured within the time periods set forth above, if applicable, the Company shall issue the Holder a two-year warrant to purchase 1,500,000 shares at an exercise price of $0.05 per share.

9. The Company covenants and agrees that until all amounts due under this Note have been paid in full, by conversion or otherwise, [and for so long as Holder holds shares of Common Stock issued upon conversion of this Note] unless the Holder waives compliance in writing, the Company shall:

(a) Give prompt written notice to the Holder of any Event of Default as defined in this Note or of any other matter, which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition or operations.

(b) Give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a material adverse effect on the financial condition of the Company.

(c) At all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Note into shares of Common Stock.

(d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and:

> (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or
> (ii) in the case of mutilation, upon surrender and cancellation of this Note,

the Company at its expense will execute and deliver a new Note, dated the date of the lost, stolen, destroyed or mutilated Note.

10. The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky laws or similar laws relating to the sale of securities.

11. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

12. All notices and communications hereunder shall be sent or delivered by telecopy, or email and all such notices and communications shall, when faxed, or emailed, be effective when sent by faxed or sent by email. All notices and other communications shall be in writing sent by telecopy, or email and addressed as follows:

(a) if to the Company
Robert Slavik, President and CEO
rts@rubycreekresources.com
(212) 671-0404 Fax: 1 (866) 672-4994

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With a copy to:

Christopher Dieterich
Law Offices of Dieterich & Mazarei
venturelaw@gmail.com
(310) 312-6888 Fax: (310) 312-6680
11300 West Olympic Blvd Ste 800, Los Angeles CA 90064

(b) if to the Holder:
Booha Family Partners
c/o Marcum LLP, 750 Third Ave, New York, NY 10017.

With a copy to:

Mitchell C. Littman, Esq.
Littman Krooks LLP
mlittman@littmankrooks.com
(212) 490-2020 Fax: (212) 490-2990
655 Third Avenue, New York, NY 10017

13. This Note constitutes the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

14. This Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its authorized officer as of the 22nd day of December, 2009.

RUBY CREEK RESOURCES INC.

R. Slavik

Rob Slavik
President & Chief Executive Officer